UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2007

THE STEAK N SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code		(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 7, 2007, the shareholders of The Steak n Shake Company (the "Company") approved the 2007 Non-Employee Director Restricted Stock Plan (the "Plan") at the annual shareholder's meeting. The purpose of the Plan is to secure for the Company and its shareholders the benefits inherent in common stock ownership by newly appointed Directors of the Company. The Plan provides for the grant of up to 1,000 shares of common stock to Directors elected or appointed after January 1, 2005. The shares have a three-year restriction on transfer. A copy of the Option Plan is attached hereto as Exhibit 10.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1    2007 Non-Employee Director Restricted Stock Plan

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            THE STEAK N SHAKE COMPANY

                            By:  /s/ Jeffrey A. Blade

                            Jeffrey A. Blade

                            Senior Vice President and Chief Financial Officer

                            Dated February 9, 2007